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                               	UNITED STATES

                    	SECURITIES AND EXCHANGE COMMISSION

                          Washington,  D.C.  20549


                                  FORM 8-K

                              	CURRENT REPORT

                     	Pursuant to Section 13 or 15(d)
                  	of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 19, 2000


                           	THE CASTLE GROUP, INC.

         	(Exact name of registrant as specified in its charter)


           Utah                    0-23338                 99-037845
(State or other jurisdiction   (Commission File   (IRS Employer Identification
    of incorporation)              Number)                   Number)



         	745 Fort Street, 10th Floor,  Honolulu, Hawaii  96813
                	(Address of principal executive office)

Registrant's telephone number, including area code    808-524-0900


                            	Not Applicable
    	(Former name or former address, if changed since last report)



















Page 1 of 4 sequentially numbered pages

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Item 4. 	CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Effective September 19, 2000, the Company dismissed
    PricewaterhouseCoopers LLP as the Company's independent public accountants.

(b) PricewaterhouseCoopers LLP's report on the financial statements for the fiscal years ended July 31, 1999 and 1998 did not contain any adverse opinion, disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles.

(c) The decision to change accountants was approved by the audit committee of the board of directors of the Company.

(d) In connection with its audits for the two most recent fiscal years and through September 19, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

(e) The Company requested PricewaterhouseCoopers LLP to furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 26, 2000, is filed as
    Exhibit 16.4 to this Form 8-K.

Item 7.	FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND
       	EXHIBITS

	EXHIBIT INDEX

  Item No.     			         Description                      		    Page
-----------  --------------------------------------------------  ------

   16.4        Letter from PricewaterhouseCoopers LLP              4




















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE CASTLE GROUP, INC.
                                   (Registrant)


Date  September 26, 2000           /s/ Michael S. Nitta
                                   ---------------------------
                                   Chief Financial Officer












































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[PricewaterhouseCoopers LLP Logo]


September 26, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by The Castle Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 26, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

























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